UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 2, 2026

AGILITY ROBOTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-43020	86-1959629
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4698 Truax Drive SE

Salem, OR 97317

(Address of principal executive offices, including zip code)

(541) 738-8888

Registrant’s telephone number, including area code

Churchill Capital Corp XI

640 Fifth Avenue, 14th Floor

New York, NY 10019

(212) 380-7500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	AGLT	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50 per share	AGLTW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

INTRODUCTORY NOTE

Terms used in this Current Report on Form 8-K (this “Current Report”) but not defined herein, or for which definitions are not otherwise incorporated by reference herein, shall have the meaning given to such terms in the Proxy Statement/Prospectus (as defined below) in the section entitled “Frequently Used Terms” and such definitions are incorporated herein by reference.

This Current Report incorporates by reference certain information from reports and other documents that were previously filed with the Securities and Exchange Commission (the “SEC”), including certain information from the Proxy Statement/Prospectus. To the extent there is a conflict between the information contained in this Current Report and the information contained in such prior reports and documents incorporated by reference herein, the information in this Current Report controls.

Business Combination

As previously announced, on June 24, 2026, Churchill Capital Corp XI, a Cayman Islands exempted company (“CCXI”), entered into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”), by and among CCXI, BLB Merger Sub, Inc., a Delaware corporation and a direct, wholly-owned subsidiary of CCXI (“Merger Sub”), and Agility Robotics, Inc. (now known as Old Robot Holdings, Inc.), a Delaware corporation (“Legacy Agility”).

On November 4, 2026 (the “Closing Date”), as contemplated by the Merger Agreement and described in the section titled “Proposal No. 1 — The Business Combination Proposal” of the definitive proxy statement and final prospectus, dated October 13, 2026 (the “Proxy Statement/Prospectus”) and filed with the SEC (File No. 333-298781), CCXI, Merger Sub and Legacy Agility consummated the transactions contemplated by the Merger Agreement and its related agreements (the “Transactions”, and the consummation thereof, the “Closing”), culminating in Merger Sub merging with and into Legacy Agility, with Legacy Agility continuing as the surviving corporation (the date and time of such merger, the “Effective Time”) and as a wholly owned subsidiary of CCXI (the “Merger” and, together with the Domestication (as defined below) and the other Transactions, the “Business Combination”). The Merger is intended to qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended.

Overview of Transactions

On November 2, 2026, CCXI held an extraordinary general meeting in lieu of an annual meeting of shareholders of CCXI (the “Extraordinary General Meeting”) where the shareholders of CCXI considered and approved, among other matters, a proposal described in the Proxy Statement/Prospectus to approve the entry into the Merger Agreement and consummate the Transactions contemplated thereby.

In connection with the Extraordinary General Meeting, holders of 25,451,804 CCXI Class A Ordinary Shares sold in CCXI’s initial public offering (the “Public Shares”) properly exercised their right to have such shares redeemed for a pro rata portion of the trust account holding the proceeds from CCXI’s initial public offering (the “Trust Account”), calculated as of two business days prior to the consummation of the Business Combination, which was approximately $10.287364 per share, or approximately $261.8 million in the aggregate. Following such redemptions, approximately $164.1 million remained in the Trust Account, which was used, together with the proceeds of the PIPE Investment, to, among other things, pay transaction expenses in connection with the Business Combination. After giving effect to the Transactions, the redemption of Public Shares as described above and the consummation of the PIPE Investment, there were 242,089,880 shares of Common Stock issued and outstanding immediately following the Closing.

On November 2, 2026, as contemplated by the Merger Agreement and described in the section titled “Proposal No. 2 — The Domestication Proposal” of the Proxy Statement/Prospectus, CCXI filed a notice of deregistration with the Cayman Islands Registrar of Companies, together with the necessary accompanying documents, and filed a certificate of incorporation (the “Certificate of Incorporation”) and a certificate of corporate domestication with the Secretary of State of the State of Delaware, pursuant to which CCXI was domesticated and continues as a Delaware corporation, changing its name to “Agility Robotics, Inc.” (the “Domestication” and, CCXI following the Domestication, the “Company”).

Immediately prior to the Domestication, each then issued and outstanding Class B ordinary share, par value $0.0001 per share, of CCXI (“CCXI Class B Ordinary Shares”) was converted, on a one-for-one basis, into a Class A ordinary share, par value $0.0001 per share, of CCXI (“CCXI Class A Ordinary Shares”) (the “Sponsor Share Conversion”). In connection with the Domestication, (i) each then issued and outstanding CCXI Class A Ordinary Share (including those issued in the Sponsor Share Conversion) converted automatically, on a one-for-one basis, into a share of common stock, par value $0.0001 per share, of the Company (“Common Stock”); (ii) each then issued and outstanding warrant to acquire CCXI Class A Ordinary Shares converted automatically into a warrant to acquire one share of Common Stock at an exercise price of $11.50 per share (the “Warrants” and, the Warrants issued in respect of CCXI’s public warrants and private placement warrants, the “Public Warrants” and the “Private Placement Warrants,” respectively), pursuant to the Public Warrant Agreement and the Private Warrant Agreement, each dated December 16, 2025, between CCXI and Continental Stock Transfer & Trust Company, as warrant agent (together, the “Warrant Agreements”); and (iii) each then issued and outstanding unit of CCXI (the “Units”) was cancelled, and the holder thereof became entitled to one share of Common Stock and one-tenth of one Warrant. No fractional Warrants were issued upon the cancellation of the Units.

As a result of the Merger, and upon the Closing, pursuant to the terms of the Merger Agreement, among other things:

●	immediately prior to the Closing, (i) all issued and outstanding shares of Legacy Agility preferred stock converted into shares of Legacy Agility common stock, (ii) all issued and outstanding SAFEs (as defined below) converted into shares of Legacy Agility common stock and (iii) all equity securities issued or issuable in connection with any Permitted Bridge Financing (as defined in the Merger Agreement) (to the extent not already constituting SAFEs) converted into shares of Legacy Agility common stock, in each case in accordance with their terms (collectively, the “Conversions”);

●	each share of Legacy Agility common stock issued and outstanding immediately prior to the Effective Time (after giving effect to the Conversions, but other than Excluded Shares and Dissenting Shares (each as defined in the Merger Agreement)) was automatically surrendered and ceased to exist, and was exchanged for the right to receive a number of shares of Common Stock equal to the Exchange Ratio (as defined in the Merger Agreement) of 9.202;

●	each Legacy Agility option that was outstanding and unexercised immediately prior to the Effective Time, whether vested or unvested, was assumed by the Company and converted into an option to purchase a number of shares of Common Stock equal to the number of shares of Legacy Agility common stock subject to such option multiplied by the Exchange Ratio (rounded down to the nearest whole share), at an exercise price per share equal to the exercise price per share of such option divided by the Exchange Ratio (rounded up to the nearest whole cent), and otherwise on the same terms and conditions (including vesting, exercise and expiration provisions) as applied to such option immediately prior to the Effective Time (each, an “Exchanged Option”); and

●	each Legacy Agility warrant that was outstanding and unexercised immediately prior to the Effective Time was treated in accordance with its terms.

Pursuant to the Merger Agreement, the aggregate merger consideration paid to the holders of securities of Legacy Agility was based on an equity value of $2,500,000,000, paid entirely in shares of Common Stock valued at the CCXI shareholder redemption per share price of approximately $10.287364. The Exchange Ratio was calculated by dividing the Per Share Equity Value (as defined in the Merger Agreement, being the sum of $2,500,000,000 and the aggregate exercise price of all outstanding Legacy Agility options, divided by the fully diluted number of shares of Legacy Agility common stock) by the CCXI shareholder redemption per share price. In the aggregate, holders of Legacy Agility common stock received approximately 191,792,080 shares of Common Stock, and the Exchanged Options and the Legacy Agility restricted stock units assumed by the Company cover, in the aggregate, approximately 61,014,692 shares of Common Stock.

PIPE Investment

Pursuant to the PIPE subscription agreements (the “Subscription Agreements”) entered into on June 24, 2026, by and among CCXI and certain investors (collectively, the “PIPE Investors”), the Company issued and sold to the PIPE Investors, immediately prior to the consummation of the Merger, an aggregate of 20,102,500 shares (the “PIPE Shares”) of Common Stock at a purchase price of $10.00 per share for aggregate gross proceeds of $201,025,000 (the “PIPE Investment”). The terms of the Subscription Agreements are described in the Proxy Statement/Prospectus in the section titled “Proposal No. 1 — The Business Combination Proposal — Certain Agreements Related to the Business Combination — Subscription Agreements.”

The foregoing description of the Subscription Agreements is a summary only and is qualified in its entirety by the full text of the form of Subscription Agreement, which is included as Exhibit 10.5 hereto and incorporated herein by reference.

Simple Agreements for Future Equity (SAFE) Investments

In addition, in July 2026, Legacy Agility entered into simple agreements for future equity (the “SAFEs”) with certain investors (the “SAFE Investors”) as a Permitted Bridge Financing under the Merger Agreement, for an aggregate purchase amount of $100,000,000. Immediately prior to the Closing, the SAFEs automatically converted into an aggregate of 1,408,450 shares of Legacy Agility common stock, at a price per share equal to 75% of the implied price per share of Legacy Agility capital stock based on the Exchange Ratio, and those shares were exchanged in the Merger for an aggregate of approximately 12,960,557 shares of Common Stock (representing approximately 5.35% of the outstanding shares of Common Stock immediately following the Closing).

A description of the Business Combination and the terms of the Merger Agreement are included in the Proxy Statement/Prospectus in the section titled “Proposal No. 1 — The Business Combination Proposal.” The foregoing description of the Transactions is a summary only, does not purport to be complete, and is qualified in its entirety by the full text of the Merger Agreement, which is included as Exhibit 2.1 to this Current Report and incorporated herein by reference.

For accounting purposes, the Business Combination is treated as a reverse recapitalization, with CCXI treated as the “acquired” company and Legacy Agility as the accounting acquirer. The net assets of CCXI are stated at historical cost, with no goodwill or other intangible assets recorded. The operations presented in the financial statements of the Company following the Closing are those of Legacy Agility.

Item 1.01. Entry into a Material Definitive Agreement.

Indemnification Agreements

In connection with the consummation of the Transactions, on the Closing Date, the Company entered into indemnification agreements with each of its directors and executive officers. These agreements, among other things, require the Company to indemnify its directors and officers for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by a director or officer in any action or proceeding arising out of their services as one of the Company’s directors or officers or any other company or enterprise to which the person provides services at the Company’s request.

The foregoing description of the indemnification agreements is qualified in its entirety by the full text of the form of indemnification agreement, which is included as Exhibit 10.1 to this Current Report and incorporated herein by reference.

Sponsor Agreement

Contemporaneously with the execution and delivery of the Merger Agreement, CCXI entered into a sponsor agreement, dated as of June 24, 2026 (the “Sponsor Agreement”), with Churchill Sponsor XI LLC (the “Sponsor”) and certain of CCXI’s directors and officers (the “Insiders”), which amended and restated the letter agreement, dated December 16, 2025, among CCXI, the Sponsor and the Insiders, pursuant to which the Sponsor and the Insiders agreed, among other things, to vote in favor of the Transactions, not to redeem their CCXI shares, to certain transfer restrictions prior to the Closing and to waive certain anti-dilution rights with respect to the conversion of the CCXI Class B Ordinary Shares. The Sponsor Agreement also provides that, for so long as at least one director designated by the Sponsor serves on the board of directors of the Company (the “Board”), any waiver, amendment or repeal of the lock-up in Section 7.13 of the bylaws of the Company (the “Bylaws”) requires the affirmative vote or consent of at least one such director. The material terms of the Sponsor Agreement are described in the section of the Proxy Statement/Prospectus titled “Proposal No. 1 — The Business Combination Proposal — Certain Agreements Related to the Business Combination — Sponsor Agreement.” The foregoing description is qualified in its entirety by the full text of the Sponsor Agreement, which is included as Exhibit 10.2 to this Current Report and is incorporated herein by reference.

Amended and Restated Registration Rights Agreement

Contemporaneously with the execution and delivery of the Merger Agreement, CCXI and the Sponsor entered into the Amended and Restated Registration Rights Agreement, dated as of June 24, 2026 (the “A&R Registration Rights Agreement”), which amended and restated the registration rights agreement, dated as of December 16, 2025, entered into in connection with CCXI’s initial public offering. On the Closing Date, certain persons and entities receiving shares of Common Stock in connection with the Business Combination (the “New Holders” and, together with the Sponsor, the “Reg Rights Holders”) became party to the A&R Registration Rights Agreement by executing joinders thereto, and the A&R Registration Rights Agreement became effective. Pursuant to the A&R Registration Rights Agreement, the Company has agreed to use its reasonable best efforts to (1) file with the SEC (at the Company’s sole cost and expense) a registration statement registering the resale of certain securities held by or issuable to the Reg Rights Holders (the “Resale Registration Statement”) within 30 calendar days after the Closing and (2) cause the Resale Registration Statement to become effective as soon as reasonably practicable after the filing thereof, but in no event later than the 105th calendar day (or the 165th calendar day if the SEC notifies the Company that it will “review” the Resale Registration Statement) after the Closing Date. In certain circumstances, the Reg Rights Holders may demand, in the aggregate, up to three underwritten offerings and will be entitled to customary piggyback registration rights. Pursuant to the A&R Registration Rights Agreement, the Reg Rights Holders have agreed not to transfer their respective shares of Common Stock held as of the Closing Date (including shares issuable upon the exercise of warrants, options or other rights) for a period of 180 days following the Closing Date; however, such transfer restrictions terminate as of the date on which the dollar volume-weighted average price (“VWAP”) of the Common Stock on The Nasdaq Stock Market LLC (“Nasdaq”), or such other securities exchange where the Common Stock is primarily listed or quoted, equals or exceeds $12.00 for any 15 trading days within any 180 trading-day period. The terms of the A&R Registration Rights Agreement are described in the Proxy Statement/Prospectus in the section titled “Proposal No. 1 — The Business Combination Proposal — Certain Agreements Related to the Business Combination — Registration Rights Agreement.”

Similar transfer restrictions also apply, pursuant to Section 7.13 of the Bylaws, to shares of Common Stock issued to former stockholders of Legacy Agility as consideration pursuant to the Merger Agreement or issued upon the settlement or exercise of equity awards assumed by the Company pursuant to the Merger Agreement, and to shares held by the Sponsor, the officers or directors of the Sponsor or the Company, or their respective affiliates.

The foregoing description of the A&R Registration Rights Agreement and Section 7.13 of the Bylaws is qualified in its entirety by the full text of the A&R Registration Rights Agreement and the Bylaws, copies of which are filed as Exhibits 10.3 and 3.2, respectively, to this Current Report and incorporated herein by reference.

Subscription Agreements

The information set forth under the “Introductory Note—PIPE Investment” above is incorporated into this Item 1.01 by reference.

Item 2.01. Completion of Acquisition or Disposition of Assets.

The disclosure set forth under “Introductory Note” above is incorporated into this Item 2.01 by reference.

FORM 10 INFORMATION

Item 2.01(f) of Form 8-K provides that if the predecessor registrant was a “shell company” (as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), as CCXI was immediately before the Transactions, then the registrant must disclose the information that would be required if the registrant were filing a general form for registration of securities on Form 10. As a result of the consummation of the Transactions, and as discussed below in Item 5.06 of this Current Report, the Company has ceased to be a shell company. Accordingly, the Company is providing the information below that would be included in a Form 10 if it were to file a Form 10. Please note that the information provided below relates to the combined company after the consummation of the Transactions, unless otherwise specifically indicated or the context otherwise requires.

Cautionary Note Regarding Forward-Looking Statements

This Current Report and the documents incorporated herein by reference contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act. These forward-looking statements include, without limitation, statements relating to expectations for future financial performance, business strategies or expectations of our businesses. These statements are based on the beliefs and assumptions of the Company’s management. Although the Company believes that its plans, intentions and expectations reflected in or suggested by these forward-looking statements are reasonable, the Company cannot assure you that it will achieve or realize these plans, intentions or expectations. These statements constitute projections, forecasts and forward-looking statements, and are not guarantees of performance. Such statements can be identified by the fact that they do not relate strictly to historical or current facts. When used in this Current Report, words such as “anticipate,” “believe,” “can,” “continue,” “could,” “estimate,” “expect,” “forecast,” “intend,” “may,” “might,” “outlook,” “plan,” “possible,” “potential,” “predict,” “project,” “seek,” “should,” “strategy,” “strive,” “target,” “will,” “would” and the negative of those words and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

These forward-looking statements are neither promises nor guarantees, and are subject to a number of important factors that could cause actual results to differ materially from any future results, performance or achievements expressed or implied by the forward-looking statements, including without limitation:

●	the ability of the Company to realize the benefits expected from the Business Combination;

●	the ability to maintain the listing of the Common Stock and Warrants on Nasdaq;

●	the potential liquidity and trading of the Company’s public securities;

●	the ability to raise financing in the future and to comply with restrictive covenants related to long-term indebtedness;

●	the Company’s ability to retain or recruit, or to effect changes required in, its officers, key employees or directors;

●	the Company’s reliance upon the efforts of its Board and key personnel to be successful;

●	the Company’s limited operating history;

●	expectations regarding the time during which the Company will be an “emerging growth company” under the Jumpstart Our Business Startups Act of 2012, as amended;

●	the Company’s failure to manage its growth effectively;

●	competition from existing or new companies;

●	failure of the market to achieve the growth potential the Company expects;

●	the Company’s customer concentration;

●	the Company’s history of losses and failure to achieve profitability in the future;

●	failure to comply with various laws and regulations relating to various aspects of the Company’s business and any changes in the funding levels of various governmental entities with which the Company does business;

●	the Company’s failure to protect the confidentiality of its trade secrets and know-how;

●	the Company’s failure to comply with the terms of third-party open-source software its systems utilize;

●	the Company’s ability to maintain an effective system of internal control over financial reporting, and to address and remediate existing material weaknesses in its internal control over financial reporting; and

●	other risks and uncertainties set forth in the Proxy Statement/Prospectus in the section titled “Risk Factors”, which is incorporated herein by reference.

These forward-looking statements are based on information available as of the date of this Current Report and the Company’s management team’s current expectations, forecasts and assumptions, and involve a number of judgments, known and unknown risks and uncertainties and other factors, many of which are outside the control of the Company and its directors, officers and affiliates. Accordingly, forward-looking statements should not be relied upon as representing the views of the Company’s management as of any subsequent date. The Company does not undertake any obligation to update, add or otherwise correct any forward-looking statements contained herein to reflect events or circumstances after the date they were made, whether as a result of new information, future events, inaccuracies that become apparent after the date hereof or otherwise, except as may be required under applicable securities laws.

Business

The business and properties of CCXI and Legacy Agility prior to the Business Combination are described in the Proxy Statement/Prospectus in the sections titled “Other Information Related to CCXI” and “Information About Agility”, which are incorporated herein by reference.

Risk Factors

The risks associated with the Company’s business are described in the Proxy Statement/Prospectus in the section titled “Risk Factors”, which is incorporated herein by reference.

Financial Information

The information set forth under Item 9.01(a) and (b) of this Current Report with respect to the financial statements and pro forma financial information of the Company, CCXI and Legacy Agility is incorporated herein by reference.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

Management’s discussion and analysis of financial condition and results of operations of Legacy Agility prior to the consummation of the Business Combination, for the years ended December 31, 2025 and 2024 and for the six months ended June 30, 2026 and 2025, are described in the Proxy Statement/Prospectus in the section titled “Agility’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” beginning on page 239 of the Proxy Statement/Prospectus, which is incorporated herein by reference.

Our historical results are not necessarily indicative of the results that may be expected for any period in the future. References in this section to “Agility,” “we,” “our,” “us” and the “Company” generally refer to Legacy Agility prior to the Business Combination and to the Company and its subsidiaries after giving effect to the Business Combination.

Quantitative and Qualitative Disclosures about Market Risk

Quantitative and qualitative disclosures about market risk applicable to Legacy Agility prior to the Business Combination, as of June 30, 2026 are included in the Proxy Statement/Prospectus in the section titled “Agility’s Management’s Discussion and Analysis of Financial Condition and Results of Operations—Quantitative and Qualitative Disclosures About Market Risk” beginning on page 250 of the Proxy Statement/Prospectus, which is incorporated herein by reference.

Properties

Reference is made to the disclosure contained in the Proxy Statement/Prospectus in the section titled “Information About Agility”, which is incorporated herein by reference.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth beneficial ownership of Common Stock following the consummation of the Transactions by:

●	each person who is known to be the beneficial owner of more than 5% of the outstanding shares of Common Stock;

●	each of the Company’s current named executive officers and directors; and

●	all current executive officers and directors of the Company as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she, or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days. Unless otherwise indicated, the Company believes that all persons named in the table below have sole voting and investment power with respect to the voting securities beneficially owned by them.

The beneficial ownership percentages set forth in the table below are based on 242,089,880 shares of Common Stock issued and outstanding as of the Closing Date. Shares of Common Stock issuable upon the exercise of options or Warrants that are currently exercisable or exercisable within 60 days of the Closing Date are deemed outstanding and beneficially owned by the person holding such options or Warrants for purposes of computing that person’s percentage, but are not deemed outstanding for purposes of computing the percentage of any other person.

Name and Address of Beneficial Owner(1)	Number of shares of Common Stock Beneficially Owned	Percentage of Outstanding Common Stock
Directors and Named Executive Officers
Peggy Johnson(2)	3,827,296	1.56%
Jennifer Hunter(3)	1,677,441	*
Michael Beer	—	*
Anastasia Lang(4)	1,552,837	*
Damion Shelton(5)	10,168,201	4.20%
Merline Saintil	—	*
Derek Aberle	—	*
Pierre Gentin	—	*
Mark Vale	—	*
All Directors and Executive Officers as a Group (13 individuals)	34,674,944	13.65%
Five Percent Holders
Amazon.com NV Investment Holdings LLC(6)	20,699,475	8.55%
Entities Affiliated with DCVC(7)	32,300,612	13.34%
Churchill Sponsor XI LLC(8)	14,597,500	6.03%
Jonathan Hurst(9)	12,652,759	5.22%

*	Represents beneficial ownership of less than 1.0%.

(1)	Unless otherwise noted, the principal business address of each of the following individuals is c/o 4698 Truax Drive SE, Salem, OR 97317.

(2)	Consists of (i) 347,790 shares of Common Stock held by the Eric S. Johnson and Margaret L. Johnson, Trustees of the Johnson Family Trust Dated August 8, 1997 and (ii) 3,479,506 shares of Common Stock issuable upon exercise of options held by Ms. Johnson, all of which shares will have vested within 60 days of the Closing Date.

(3)	Includes 1,677,441 shares of Common Stock issuable upon exercise of options held by Ms. Hunter, all of which shares will have vested within 60 days of the Closing Date.

(4)	Includes 1,552,837 shares of Common Stock issuable upon exercise of options held by Ms. Lang, all of which shares will have vested within 60 days of the Closing Date.

(5)	Includes 230,050 shares of Common Stock issuable upon exercise of options held by Mr. Shelton, all of which shares are vested as of the Closing Date.

(6)	Includes (i) 20,683,004 shares of Common Stock issued in the Business Combination upon the conversion of shares of Agility stock and (ii) 16,471 shares of Common Stock underlying the Amazon Warrant that are exercisable as of the Closing Date. Amazon.com NV Investment Holdings LLC is a wholly owned subsidiary of Amazon.com, Inc., a publicly traded company whose principal address is 410 Terry Avenue North, Seattle, WA 98109.

(7)	DCVC’s holdings consist of (a) 23,541,228 shares of Common Stock issued in the Business Combination upon the conversion of shares of Agility stock held by DCVC V, L.P., or DCVC V, (b) 7,759,384 shares of Common Stock issued in the Business Combination upon the conversion of shares of Agility stock held by DCVC VI, L.P., or DCVC VI, and (c) 1,000,000 shares of Common Stock issued pursuant to the PIPE Investment in connection with Closing. DCVC V GP, LLC or DCVC V GP, is the general partner of DCVC V, and DCVC VI GP, LLC or DCVC VI GP, is the general partner of DCVC VI. Zachary Bogue and Matt Ocko are the managing members of each of DCVC V GP and DCVC VI GP and share voting and dispositive power over the shares held by DCVC V and DCVC VI. Each of Mr. Ocko and Mr. Bogue disclaims beneficial ownership of the securities held by DCVC V and DCVC VI except to the extent of his pecuniary interest therein, if any. The address of the entities listed herein is 270 University Avenue, Palo Alto, California 94301.

(8)	Includes (i) 50,000 Private Placement Warrants underlying the CCXI Private Placement Shares that are exercisable 30 days after the Closing, (ii) 225,000 shares issued in connection with the settlement of the promissory notes issued by CCXI to the Sponsor on July 2, 2026 and August 7, 2026, in the aggregate principal amount of $2,250,000 (the “Sponsor Promissory Notes”), and (iii) 22,500 Private Placement Warrants issued upon the settlement of the Sponsor Promissory Notes. Michael Klein is the controlling shareholder of M. Klein Associates, Inc., which is the managing member of Churchill Sponsor XI LLC. The securities beneficially owned by Churchill Sponsor XI LLC may also be deemed to be beneficially owned by Mr. Klein. The principal business address is c/o Churchill Capital Corp XI, 640 Fifth Avenue, 14th Floor, New York, NY 10019.

(9)	Consists of (i) 12,422,709 shares of Common Stock held by the Jonathan W. Hurst Revocable Trust dated February 9, 2023 and (ii) 230,050 shares of Common Stock issuable upon exercise of options held by Mr. Hurst, all of which shares are vested as of the Closing Date.

Directors and Executive Officers

Upon the consummation of the Transactions, and in accordance with the terms of the Merger Agreement, each of Michael Klein, Stephen Murphy, Paul D. Lapping and William Sherman resigned as a director of CCXI, and each of Michael Klein, as Chief Executive Officer and President, and Jay Taragin, as Chief Financial Officer, ceased serving as an executive officer of CCXI, in each case effective as of the Closing.

On November 4, 2026, Peggy Johnson, Damion Shelton, Merline Saintil, Derek Aberle, Pierre Gentin and Mark Vale were appointed as directors of the Board, to serve until their terms expire at the applicable annual meeting of stockholders and until their successors are elected and qualified. The Board was set at six (6) directors (classified into three classes with staggered three-year terms), with Peggy Johnson and Pierre Gentin serving as Class I directors, Damion Shelton and Derek Aberle serving as Class II directors, and Merline Saintil and Mark Vale serving as Class III directors. Peggy Johnson was appointed as Chairperson of the Board.

On November 4, 2026, the following individuals were appointed as executive officers of the Company: Peggy Johnson as Chief Executive Officer (principal executive officer), Michael Beer as Chief Financial Officer (principal financial officer and principal accounting officer), Jennifer Hunter as Chief Operating Officer, Jonathan Hurst as Co-Founder & Chief Robot Officer, Daniel Diez as President, Prasanna Velagapudi as Chief Technology Officer, Anastasia Lang as General Counsel, Chief Administrative Officer and Secretary and Marco Marroquin as Chief Hardware Officer.

Reference is also made to the disclosure described in the Proxy Statement/Prospectus in the section titled “Board of Directors and Management After the Business Combination” for biographical information about each of the directors and officers, following the Transactions, which is incorporated herein by reference.

Mark Vale

Mr. Vale, age 61, was appointed to our Board at the Closing. Mr. Vale has served as Chief Executive Officer and a director of Transportation Insight LLC, a transportation logistics and consultancy company, since January 2026, and previously served as its Chief Financial and Administration Officer from April 2023. From December 2021 to April 2023, Mr. Vale served as Chief Financial Officer of ScentAir Technologies LLC, a provider of scent marketing solutions and indoor air quality products. Mr. Vale previously spent 33 years at United Parcel Service (UPS), from 1988 to 2021. He served in various roles at UPS, including President of the UK, Ireland, and the Nordics; President of High Growth and Emerging Markets; Corporate Controller; Chief Financial Officer of International Operations; Vice President of Finance and Accounting for Europe, the Middle East, and Africa; and Director of Investor Relations. From 2018 to 2021, Mr. Vale also served as a director of the British American Business Group and as a Trusted Advisor in Transportation Services to the UK Government’s Department for International Trade. Mr. Vale holds a B.Sc. (Hons) in management science from Swansea University and is a Fellow of the Association of Chartered Certified Accountants (FCCA).

The Company believes that Mr. Vale is qualified to serve on our Board because of his extensive experience in senior leadership roles in the transportation and logistics industry.

Director Independence

The Board has determined that each of Merline Saintil, Derek Aberle, Pierre Gentin and Mark Vale is deemed to be an independent director within the meaning of the listing rules of Nasdaq, and that the Board consists of a majority of “independent directors,” as defined under the rules of the SEC and the listing rules of Nasdaq relating to director independence requirements. Peggy Johnson, as an employee of the Company, is not considered independent. Damion Shelton is not considered independent.

Executive & Director Compensation

The executive and director compensation of the Company’s named executive officers and directors is described in the Proxy Statement/Prospectus in the section titled “Agility’s Executive Officer and Director Compensation” and that information is incorporated herein by reference.

The Company’s named executive officers are Peggy Johnson (Chief Executive Officer), Jennifer Hunter (Chief Operating Officer) and Anastasia Lang (General Counsel, Chief Administrative Officer and Secretary).

Executive Employment Agreements

In connection with the Business Combination, the Company entered into new employment agreements with each of its executive officers on November 4, 2026, effective as of the Closing Date. The material terms of such employment agreements are described in the Proxy Statement/Prospectus in the section titled “Agility’s Executive Officer and Director Compensation—Executive Compensation Arrangements” and are incorporated herein by reference.

The foregoing description of the employment agreements does not purport to be complete and is qualified in its entirety by the full text of the form of employment agreement, which is included as Exhibit 10.13 to this Current Report and is incorporated herein by reference.

Compensation Committee Interlocks and Insider Participation

Interlocks and insider participation information regarding the Company’s executive officers is described in the Proxy Statement/Prospectus in the section titled “Board of Directors and Management After the Business Combination—Compensation Committee Interlocks and Insider Participation” and that information is incorporated herein by reference.

Committees of the Board of Directors

Effective as of the Closing, the standing committees of the Board consist of an audit committee (the “Audit Committee”), a compensation committee (the “Compensation Committee”) and a nominating and corporate governance committee (the “Nominating and Corporate Governance Committee”). Each of the committees reports to the Board.

Effective as of the Closing, the Board appointed Merline Saintil, Pierre Gentin and Mark Vale to serve on the Audit Committee, with Mark Vale serving as chairperson and qualifying as an “audit committee financial expert,” as such term is defined in Item 407(d)(5) of Regulation S-K. All members of the Audit Committee meet the requirements for financial literacy under the applicable Nasdaq rules and regulations.

The Board also appointed Merline Saintil, Derek Aberle and Pierre Gentin to serve on the Compensation Committee, with Merline Saintil serving as chairperson.

The Board appointed Pierre Gentin and Merline Saintil to serve on the Nominating and Corporate Governance Committee, with Pierre Gentin serving as chairperson.

Each committee operates under a written charter adopted by the Board at Closing. Copies of the Audit Committee Charter, Compensation Committee Charter and Nominating and Corporate Governance Committee Charter are available on the Company’s website at www.agilityrobotics.com/investors. The reference to the Company’s website address does not constitute incorporation by reference of the information contained at or available through the Company’s website.

Certain Relationships and Related Party Transactions

Certain relationships and related party transactions of the Company are described in the Proxy Statement/Prospectus in the section titled “Certain Relationships and Related Person Transactions” and that information is incorporated herein by reference.

On November 2, 2026, Legacy Agility and Damion Shelton entered into a Second Amended and Restated Advisor Agreement (the “Advisor Agreement”), under which Mr. Shelton serves as Special Advisor to the Chief Executive Officer of the Company, effective November 1, 2026. Mr. Shelton will receive an aggregate fee of $100,000 for up to 200 hours of advisory services over a 12-month period as measured from November 1, 2026, and $500 per hour for any additional advisory services as requested by the Company and provided by him. The Advisor Agreement has a term ending June 19, 2028, unless terminated earlier for cause (as defined in the Advisor Agreement), and contains customary conflict-of-interest and non-solicitation covenants.

The foregoing description of the Advisor Agreement is qualified in its entirety by reference to the full text of the Advisor Agreement, a copy of which is filed as Exhibit 10.18 to this Current Report and is incorporated herein by reference.

Legal Proceedings

Reference is made to the disclosure regarding legal proceedings in the sections of the Proxy Statement/Prospectus titled “Other Information Related to CCXI—Legal Proceedings” and “Information About Agility—Legal Proceedings”, which are incorporated herein by reference.

Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters

CCXI’s Class A Ordinary Shares, Units and Public Warrants were historically quoted on Nasdaq under the symbols “CCXI,” “CCXIU” and “CCXIW,” respectively. On November 2, 2026, in connection with the Domestication, all of the Units were cancelled and the holders thereof became entitled to one share of Common Stock and one-tenth of one Warrant. On November 4, 2026, CCXI’s Class A Ordinary Shares, Units and Public Warrants ceased trading on Nasdaq. On November 5, 2026, the Common Stock and Warrants began trading on Nasdaq under the new trading symbols “AGLT” and “AGLTW,” respectively.

Dividends

The Company has never declared or paid cash dividends on the Common Stock to date. The Company currently intends to retain all available funds and future earnings, if any, to fund the operation and expansion of its business. Any future determination to declare dividends will be made at the discretion of the Board and will depend on, among other things, the Company’s results of operations, financial condition, capital requirements, contractual restrictions and other factors that the Board may deem relevant. In addition, the Company’s ability to pay dividends may be limited by covenants of any existing and future outstanding indebtedness or other agreements the Company or its subsidiaries enter into. The Company does not anticipate declaring any cash dividends to holders of the Common Stock in the foreseeable future.

Information regarding the Company’s securities is described in the Proxy Statement/Prospectus in the section titled “Description of Securities” and such information is incorporated herein by reference.

Securities Authorized for Issuance Under Equity Compensation Plans

The Company has initially reserved 51,399,711 shares of Common Stock for issuance pursuant to the Incentive Plan (as defined below), subject to certain adjustments set forth therein. Additionally, the Company has initially reserved 7,907,647 shares of Common Stock for issuance pursuant to the ESPP (as defined below), subject to certain adjustments set forth therein.

Recent Sales of Unregistered Securities

The information set forth under Items 1.01 and 3.02 of this Current Report is incorporated herein by reference.

Description of Registrant’s Securities to Be Registered

As of November 4, 2026, following the completion of the Transactions, there were 242,089,880 shares of Common Stock issued and outstanding held of record by 249 holders, and 4,212,500 Warrants outstanding held of record by two holders. Such amounts do not include DTC participants or beneficial owners holding shares through nominee names.

Common Stock

A description of the Common Stock is included in the Proxy Statement/Prospectus in the section titled “Description of Securities—Common Stock”, which is incorporated herein by reference.

Warrants

A description of the Company’s Warrants is included in the Proxy Statement/Prospectus in the sections titled “Description of Securities” and “Certain Relationships and Related Person Transactions—CCXI”, which are incorporated herein by reference. Each whole Warrant entitles the holder to purchase one share of Common Stock at an initial exercise price of $11.50 per share, subject to adjustment. The Warrants will become exercisable 30 days after the Closing and the Public Warrants will expire five years after the Closing, or earlier upon redemption or liquidation, and the Private Placement Warrants will not expire except upon liquidation.

Indemnification of Directors and Officers

Information about indemnification of the Company’s directors and officers is set forth in the Proxy Statement/Prospectus in the section titled “Board of Directors and Management After the Business Combination—Limitation on Liability and Indemnification of Directors and Officers”, which is incorporated herein by reference. The disclosure set forth in Item 1.01 of this Current Report under the section titled “Indemnification Agreements” is also incorporated herein by reference.

Financial Statements and Supplementary Data

The information set forth under Item 9.01 of this Current Report is incorporated herein by reference.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

The information set forth under Item 4.01 of this Current Report is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The disclosure set forth in the “Introductory Note” above and in Item 1.01 of this Current Report under the caption “Subscription Agreements” is incorporated into this Item 3.02 by reference.

The PIPE Shares issued by the Company in connection with the PIPE Investment have not been registered under the Securities Act, in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act.

Immediately after the Domestication, the Company issued 225,000 shares of Common Stock and 22,500 Private Placement Warrants to the Sponsor upon settlement of the Sponsor Promissory Notes, in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act.

Item 3.03. Material Modification to Rights of Security Holders.

The information set forth in Item 5.03 of this Current Report is incorporated herein by reference.

On November 2, 2026, in connection with the Domestication, (i) each then issued and outstanding CCXI Class A Ordinary Share converted automatically, on a one-for-one basis, into one share of Common Stock, (ii) each then issued and outstanding warrant of CCXI converted automatically into a Warrant, and (iii) each then issued and outstanding unit of CCXI was cancelled and entitled the holder thereof to one share of Common Stock and one-tenth of one Warrant. As disclosed below in Item 8.01, in accordance with Rule 12g-3(a) under the Exchange Act, the Company is the successor issuer to CCXI and has succeeded to the attributes of CCXI as the registrant, and the Common Stock and the Warrants are deemed to be registered under Section 12(b) of the Exchange Act. The Common Stock and the Warrants are listed on Nasdaq under the symbols “AGLT” and “AGLTW,” respectively.

Item 4.01. Change in Registrant’s Certifying Accountant.

For accounting purposes, the transactions contemplated by the Merger Agreement are treated as a reverse recapitalization and, as such, the historical financial statements of the accounting acquirer, Legacy Agility, which have been audited by Grant Thornton LLP (“Grant Thornton”), will become the historical financial statements of the Company. In a reverse recapitalization, a change of accountants is presumed to have occurred unless the same accountant audited the pre-transaction financial statements of both the legal acquirer and the accounting acquirer, and such change is generally presumed to occur on the date the reverse recapitalization is completed.

(a) Dismissal of independent registered public accounting firm.

On November 4, 2026, the Audit Committee dismissed WithumSmith+Brown, PC (“Withum”), CCXI’s independent registered public accounting firm prior to consummation of the Transactions, as the Company’s independent registered public accounting firm, effective immediately following the filing of the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2026, which will include the unaudited condensed financial statements of CCXI as of and for the quarter ended September 30, 2026, consisting only of the accounts of CCXI prior to the Business Combination (the “Withum Effective Time”).

The report of Withum on CCXI’s financial statements as of December 31, 2025 and for the period from June 4, 2025 (inception) through December 31, 2025, did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainties, audit scope or accounting principles.

During the period from June 4, 2025 (inception) through December 31, 2025, and the subsequent interim period through November 4, 2026, there were no (1) “disagreements” (within the meaning of Item 304(a)(1)(iv) of Regulation S-K and related instructions thereto) between CCXI and Withum on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to Withum’s satisfaction, would have caused Withum to make reference to the subject matter of the disagreement in its report on CCXI’s financial statements for such period; or (2) “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K). The Company has provided Withum with a copy of the foregoing disclosures and has requested that Withum furnish the Company with a letter addressed to the SEC stating whether it agrees with the statements made by the Company set forth above. A copy of Withum’s letter, dated November 6, 2026, is filed as Exhibit 16.1 to this Current Report and is incorporated herein by reference.

(b) Disclosures regarding the appointment of new independent registered public accounting firm.

On November 4, 2026, the Audit Committee approved the engagement of Grant Thornton as the Company’s independent registered public accounting firm, effective as of the Withum Effective Time, to audit the Company’s consolidated financial statements for the year ending December 31, 2026. Grant Thornton served as the independent registered public accounting firm of Legacy Agility prior to the consummation of the Transactions. During the period from June 4, 2025 (inception) through December 31, 2025, and the subsequent interim period through November 4, 2026, neither CCXI nor anyone on CCXI’s behalf consulted with Grant Thornton with respect to (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on CCXI’s financial statements, and neither a written report nor oral advice was provided to CCXI that Grant Thornton concluded was an important factor considered by CCXI in reaching a decision as to any accounting, auditing or financial reporting issue, or (ii) any other matter that was either the subject of a disagreement or a reportable event (as those terms are defined in Items 304(a)(1)(iv) and (v) of Regulation S-K, respectively).

Item 5.01. Changes in Control of Registrant.

The information set forth above in the “Introductory Note” and in the sections titled “Security Ownership of Certain Beneficial Owners and Management” and “Directors and Executive Officers” in Item 2.01 to this Current Report is incorporated in this Item 5.01 by reference. See also the section of the Proxy Statement/Prospectus titled “Agility’s Executive Officer and Director Compensation” for a description of compensation arrangements with the Company’s executives and directors, which is incorporated herein by reference.

As a result of the completion of the Business Combination pursuant to the Merger Agreement, a change of control of CCXI has occurred, and the former shareholders of CCXI (excluding the PIPE Investors in respect of the PIPE Shares) held approximately 12.6% of the outstanding shares of Common Stock immediately following the Closing.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Executive Officers and Directors

The information set forth above in the sections titled “Directors and Executive Officers,” “Executive & Director Compensation,” “Committees of the Board of Directors” and “Certain Relationships and Related Party Transactions” in Item 2.01 to this Current Report is incorporated in this Item 5.02 by reference. See also the sections of the Proxy Statement/Prospectus titled “Agility’s Executive Officer and Director Compensation” and “Proposal No. 1 — The Business Combination Proposal — Interests of Certain CCXI Persons in the Business Combination” for a description of compensation arrangements with the Company’s executive officers and directors, which is incorporated herein by reference.

Agility Robotics, Inc. 2026 Incentive Award Plan

At the Extraordinary General Meeting, the shareholders of CCXI considered and approved the Agility Robotics, Inc. 2026 Incentive Award Plan (the “Incentive Plan”), under which the Company and its affiliates may grant cash and equity incentive awards to its eligible service providers in order to attract and retain key personnel. The Incentive Plan was approved by the CCXI shareholders on November 2, 2026 and was ratified and approved by the Board on November 4, 2026, and became effective on November 2, 2026. The initial share reserve under the Incentive Plan is 51,399,711 shares, which represents approximately 13% of the number of shares of Common Stock outstanding on a fully-diluted basis as of immediately following the Closing, with an annual increase on January 1 of each year from 2027 through 2036 equal to (i) 5% of the aggregate number of shares of Common Stock outstanding on a fully-diluted basis on the final day of the immediately preceding calendar year, or (ii) such smaller number of shares as determined by the Board.

A summary of the terms of the Incentive Plan is set forth in the Proxy Statement/Prospectus in the section titled “Proposal No. 6 — The Incentive Plan Proposal”, which is incorporated herein by reference. Such summary and the foregoing description of the Incentive Plan are qualified in their entirety by reference to the full text of the Incentive Plan, a copy of which is attached hereto as Exhibit 10.9 and incorporated herein by reference.

Agility Robotics, Inc. 2026 Employee Stock Purchase Plan

At the Extraordinary General Meeting, the shareholders of CCXI considered and approved the Agility Robotics, Inc. 2026 Employee Stock Purchase Plan (the “ESPP”), which provides employees of the Company and its participating subsidiaries with the opportunity to purchase shares of Common Stock at a discount through accumulated payroll deductions during successive offering periods. The ESPP was approved by the CCXI shareholders on November 2, 2026 and was ratified and approved by the Board on November 4, 2026, and became effective upon the Closing Date. The initial share reserve under the ESPP is 7,907,647 shares, which represents approximately 2% of the number of shares of Common Stock outstanding on a fully-diluted basis as of immediately following the Closing, with an annual increase on January 1 of each year from 2027 through 2036 equal to (i) 1% of the aggregate number of shares of Common Stock outstanding on a fully-diluted basis on the final day of the immediately preceding calendar year, or (ii) such smaller number of shares as determined by the Board, subject to a maximum of 100,000,000 shares issuable under the ESPP.

A summary of the terms of the ESPP is set forth in the Proxy Statement/Prospectus in the section titled “Proposal No. 7 — The ESPP Proposal”, which is incorporated herein by reference. Such summary and the foregoing description of the ESPP are qualified in their entirety by reference to the full text of the ESPP, a copy of which is attached hereto as Exhibit 10.10 and incorporated herein by reference.

Prior Plans

In connection with the consummation of the Transactions, the Company assumed the Agility Robotics, Inc. 2026 Equity Incentive Plan, as amended (the “2026 Plan”), and the Amended and Restated Agility Robotics, Inc. 2015 Equity Incentive Plan (the “2015 Plan” and, together with the 2026 Plan, the “Prior Plans”) from Legacy Agility and, following the effectiveness of the Incentive Plan, no further awards will be granted under the Prior Plans. However, any outstanding awards granted under the Prior Plans will remain outstanding, subject to the terms of the applicable Prior Plan and applicable award agreements.

A summary of the terms of the Prior Plans is set forth in the Proxy Statement/Prospectus in the section titled “Agility’s Executive Officer and Director Compensation—Equity Incentive Plans—Prior Plans”, which is incorporated herein by reference. Such summary and the foregoing description of the Prior Plans are qualified in their entirety by reference to the full text of the 2026 Plan and the 2015 Plan, copies of which are attached hereto as Exhibits 10.12 and 10.11, respectively, and incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 2, 2026, in connection with the Domestication, CCXI filed the Certificate of Incorporation with the Secretary of State of the State of Delaware and adopted the Bylaws, each of which became effective upon the Domestication.

The description of the Certificate of Incorporation and the Bylaws and the general effect upon the rights of holders of the Company’s capital stock are included in the Proxy Statement/Prospectus in the sections titled “Proposal No. 2 — The Domestication Proposal,” “Proposal No. 3 — The Organizational Documents Proposal” and “Proposal No. 4 — The Advisory Organizational Documents Proposal”, which are incorporated by reference herein. Copies of the Certificate of Incorporation and the Bylaws are filed as Exhibit 3.1 and Exhibit 3.2 hereto, respectively, and are incorporated herein by reference.

Item 5.05. Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

In connection with the Business Combination, on the Closing Date, the Board approved and adopted a new Code of Ethics and Conduct applicable to all employees, officers and directors of the Company. A copy of the Code of Ethics and Conduct can be found on the Company’s website at www.agilityrobotics.com/investors. The reference to the Company’s website address does not constitute incorporation by reference of the information contained at or available through the Company’s website, and you should not consider it to be a part of this Current Report.

Item 5.06. Change in Shell Company Status.

As a result of the Transactions, CCXI ceased being a shell company (as defined in Rule 12b-2 of the Exchange Act) as of the Closing. Reference is made to the disclosure in the Proxy Statement/Prospectus in the sections titled “Proposal No. 1 — The Business Combination Proposal” and “Proposal No. 2 — The Domestication Proposal”, which are incorporated herein by reference. Further, the information set forth in the Introductory Note and under Item 2.01 of this Current Report is incorporated herein by reference.

Item 8.01. Other Events.

By operation of Rule 12g-3(a) under the Exchange Act, the Company is the successor issuer to CCXI and has succeeded to the attributes of CCXI as the registrant, including CCXI’s SEC file number (001-43020) and CIK Code (0002074973). The Common Stock and the Warrants are deemed to be registered under Section 12(b) of the Exchange Act, and the Company will hereafter file reports and other information with the SEC using CCXI’s SEC file number (001-43020). The Common Stock and the Warrants are listed for trading on Nasdaq under the symbols “AGLT” and “AGLTW,” respectively, and the CUSIP numbers relating to the Common Stock and the Warrants are 008470106 and 008470270, respectively. Holders of CCXI’s shares who have filed reports under the Exchange Act with respect to those shares should indicate in their next filing, or any amendment to a prior filing, filed on or after the Closing Date that the Company is the successor to CCXI.

On November 4, 2026, the Company issued a press release announcing the completion of the Business Combination, a copy of which is furnished as Exhibit 99.2 hereto.

The information set forth in the immediately preceding paragraph (including Exhibit 99.2) shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

Financial Statements

The audited balance sheet of CCXI as of December 31, 2025, and the related statements of operations, changes in shareholders’ deficit and cash flows for the period from June 4, 2025 (inception) through December 31, 2025, together with the related notes and the report of independent registered public accounting firm, included in the Proxy Statement/Prospectus in the section titled “Index to Financial Statements—Churchill Capital Corp XI Financial Statements” are incorporated herein by reference.

The unaudited condensed consolidated balance sheet of CCXI as of June 30, 2026, and the related unaudited condensed consolidated statements of operations, changes in shareholders’ deficit and cash flows for the six months ended June 30, 2026, together with the related notes thereto, included in the Proxy Statement/Prospectus in the section titled “Index to Financial Statements—Churchill Capital Corp XI Financial Statements” are incorporated herein by reference.

The audited balance sheets of Legacy Agility as of December 31, 2025 and 2024, and the related statements of operations, temporary equity and stockholders’ deficit and cash flows for the years ended December 31, 2025 and 2024, together with the related notes and the report of independent registered public accounting firm, included in the Proxy Statement/Prospectus in the section titled “Index to Financial Statements—Agility Robotics, Inc. Financial Statements” are incorporated herein by reference.

The unaudited condensed balance sheet of Legacy Agility as of June 30, 2026, and the related unaudited condensed statements of operations, temporary equity and stockholders’ deficit and cash flows for the six months ended June 30, 2026 and 2025, together with the related notes thereto, included in the Proxy Statement/Prospectus in the section titled “Index to Financial Statements—Agility Robotics, Inc. Financial Statements” are incorporated herein by reference.

The unaudited condensed financial statements of Legacy Agility as of September 30, 2026 and for the nine months ended September 30, 2026 and 2025 will be filed by amendment to this Current Report.

(b) Pro Forma Financial Information.

Unaudited Pro Forma Condensed Combined Financial Information

The unaudited pro forma condensed combined financial information of the Company as of and for the six months ended June 30, 2026 and for the year ended December 31, 2025, giving effect to the actual redemptions and the other Transactions, is filed as Exhibit 99.1 hereto and incorporated herein by reference.

The unaudited pro forma condensed combined financial information of the Company as of September 30, 2026 and for the nine months ended September 30, 2026 and the year ended December 31, 2025 will be filed by amendment to this Current Report.

(d) Exhibits.

Exhibit No.	Description
2.1**+	Agreement and Plan of Merger and Reorganization, dated as of June 24, 2026, by and among Churchill Capital Corp XI, BLB Merger Sub, Inc. and Agility Robotics, Inc. (now known as Old Robot Holdings, Inc.) (incorporated by reference to Exhibit 2.1 to Churchill Capital Corp XI’s Current Report on Form 8-K, filed with the SEC on June 24, 2026).
3.1	Certificate of Incorporation of Agility Robotics, Inc. (including the Certificate of Corporate Domestication).
3.2	Bylaws of Agility Robotics, Inc.
4.1	Specimen Common Stock Certificate of Agility Robotics, Inc.
4.2+	Public Warrant Agreement, dated December 16, 2025, between Churchill Capital Corp XI and Continental Stock Transfer & Trust Company, as warrant agent (incorporated by reference to Exhibit 4.1 to Churchill Capital Corp XI’s Current Report on Form 8-K, filed with the SEC on December 19, 2025).
4.3+	Private Warrant Agreement, dated December 16, 2025, by and between Churchill Capital Corp XI and Continental Stock Transfer & Trust Company, as warrant agent (incorporated by reference to Exhibit 4.2 to Churchill Capital Corp XI’s Current Report on Form 8-K, filed with the SEC on December 19, 2025).
4.4+	Form of Churchill Capital Corp XI Specimen Public Warrant Certificate (included in Exhibit 4.2).
4.5+	Form of Churchill Capital Corp XI Specimen Private Warrant Certificate (included in Exhibit 4.3).

Exhibit No.	Description
10.1+#	Form of Indemnification Agreement between Agility Robotics, Inc. and each of its directors and executive officers (incorporated by reference to Exhibit 10.19 to Amendment No. 1 to the Registration Statement on Form S-4 (File No. 333-298781), filed with the SEC on September 30, 2026).
10.2+	Amended and Restated Sponsor Agreement, dated as of June 24, 2026, by and among Churchill Capital Corp XI, Churchill Sponsor XI LLC and the Insiders (incorporated by reference to Exhibit 10.1 to Churchill Capital Corp XI’s Current Report on Form 8-K, filed with the SEC on June 24, 2026).
10.3	Amended and Restated Registration Rights Agreement, dated as of June 24, 2026 (effective as of November 4, 2026), by and among Agility Robotics, Inc., Churchill Sponsor XI LLC and the other holders party thereto.
10.4+	Form of Stockholder Voting and Support Agreement, dated as of June 24, 2026, by and among Churchill Capital Corp XI, Agility Robotics, Inc. (now known as Old Robot Holdings, Inc.) and the stockholders listed on the signature pages thereto (incorporated by reference to Exhibit 10.2 to Churchill Capital Corp XI’s Current Report on Form 8-K, filed with the SEC on June 24, 2026).
10.5+	Form of PIPE Subscription Agreement, dated as of June 24, 2026, by and among Churchill Capital Corp XI and certain investors party thereto (incorporated by reference to Exhibit 10.3 to Churchill Capital Corp XI’s Current Report on Form 8-K, filed with the SEC on June 24, 2026).
10.6+	Advisory Agreement, dated as of June 24, 2026, by and between Churchill Capital Corp XI and M. Klein & Company, through its affiliate, The Klein Group, LLC (incorporated by reference to Exhibit 10.4 to Churchill Capital Corp XI’s Current Report on Form 8-K, filed with the SEC on June 24, 2026).
10.7+	Promissory Note, dated July 2, 2026, issued by Churchill Capital Corp XI to Churchill Sponsor XI LLC (incorporated by reference to Exhibit 10.1 to Churchill Capital Corp XI’s Current Report on Form 8-K, filed with the SEC on July 6, 2026).
10.8+	Promissory Note, dated August 7, 2026, issued by Churchill Capital Corp XI to Churchill Sponsor XI LLC (incorporated by reference to Exhibit 10.1 to Churchill Capital Corp XI’s Current Report on Form 8-K, filed with the SEC on August 10, 2026).
10.9#	Agility Robotics, Inc. 2026 Incentive Award Plan.
10.9(a)#	Form of Stock Option Grant Notice and Stock Option Agreement under the Agility Robotics, Inc. 2026 Incentive Award Plan.
10.9(b)#	Form of Restricted Stock Unit Grant Notice and Restricted Stock Unit Agreement under the Agility Robotics, Inc. 2026 Incentive Award Plan.
10.10#	Agility Robotics, Inc. 2026 Employee Stock Purchase Plan.
10.11#	Amended and Restated Agility Robotics, Inc. 2015 Equity Incentive Plan.
10.11(a)#	Form of Stock Option Award Agreement under the Amended and Restated Agility Robotics, Inc. 2015 Equity Incentive Plan.
10.12#	Agility Robotics, Inc. 2026 Equity Incentive Plan, as amended.
10.12(a)#	Form of Stock Option Grant Notice and Stock Option Agreement under the Agility Robotics, Inc. 2026 Equity Incentive Plan.
10.12(b)#	Form of Restricted Stock Unit Grant Notice and Restricted Stock Unit Agreement under the Agility Robotics, Inc. 2026 Equity Incentive Plan.
10.13+#	Form of Agility Robotics, Inc. Executive Employment Agreement (incorporated by reference to Exhibit 10.20 to Amendment No. 1 to the Registration Statement on Form S-4 (File No. 333-298781), filed with the SEC on September 30, 2026).
10.14+	Lease Agreement, dated June 30, 2023, as amended on September 21, 2023, by and between Agility Robotics, Inc. (now known as Old Robot Holdings, Inc.), as tenant, and Pacific Realty Associates, L.P., as landlord (incorporated by reference to Exhibit 10.17 to the Registration Statement on Form S-4 (File No. 333-298781), filed with the SEC on September 4, 2026).
10.15+	Lease Agreement, dated February 10, 2026, by and between Agility Robotics, Inc. (now known as Old Robot Holdings, Inc.), as tenant, and Argon Propco 2021, LLC, as landlord (incorporated by reference to Exhibit 10.18 to the Registration Statement on Form S-4 (File No. 333-298781), filed with the SEC on September 4, 2026).

Exhibit No.	Description
10.16	Lease Agreement, dated October 2, 2026, by and between Agility Robotics, Inc. (now known as Old Robot Holdings, Inc.), as tenant, and The Buncher Company, as landlord.
10.17+^	Warrant to Purchase Shares, dated October 10, 2022, issued by Agility Robotics, Inc. (now known as Old Robot Holdings, Inc.) to Amazon.com NV Investment Holdings LLC (incorporated by reference to Exhibit 10.21 to Amendment No. 1 to the Registration Statement on Form S-4 (File No. 333-298781), filed with the SEC on September 30, 2026).
10.18#	Second Amended and Restated Advisor Agreement, dated November 2, 2026, by and between Agility Robotics, Inc. (now known as Old Robot Holdings, Inc.) and Damion Shelton.
16.1	Letter from WithumSmith+Brown, PC to the SEC, dated November 6, 2026.
21.1	List of Subsidiaries of Agility Robotics, Inc.
99.1	Unaudited pro forma condensed combined financial information of the Company as of and for the six months ended June 30, 2026 and for the year ended December 31, 2025.
99.2	Press Release, dated November 4, 2026, announcing the closing of the Business Combination.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

**	The annexes, schedules, and certain exhibits to this Exhibit have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Registrant hereby agrees to furnish supplementally a copy of any omitted annex, schedule or exhibit to the SEC upon request.

+	Previously filed and incorporated herein by reference.

^	Certain confidential portions of this exhibit have been omitted pursuant to Item 601(b)(10)(iv) of Regulation S-K.

#	Indicates a management contract or compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 6, 2026

AGILITY ROBOTICS, INC.

	By:	/s/ Michael Beer
	Name:	Michael Beer
	Title:	Chief Financial Officer